SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------


                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 March 20, 2001

                          SIERRA HEALTH SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           Nevada                           1-8865                88-0200415
-------------------------------  ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)    (IRS Employer
      of Incorporation)                                      Identification No.)


         2724 North Tenaya Way
           Las Vegas, Nevada                                    89128
------------------------------------------------          -----------------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (702) 242-7000

Item 5.  Other Events

The following discussion contains certain cautionary statements regarding Sierra Health Services, Inc.'s business and results of operations, which should be considered by our stockholders or any reader of our business or financial information. Unless otherwise indicated, the terms "our", "us" and "we" refer to Sierra Health Services, Inc., and its subsidiaries. This information is provided to enable us to avail ourselves of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The following factors should be considered in conjunction with any discussion of our operations or results, including any forward-looking statements, as well as comments contained in press releases, presentations to securities analysts or investors and all other communications made by our representatives or us. Words or their variations used to identify forward-looking statements include, but are not limited to, the following: anticipates, believes, expects, estimates, hopes, intends, plans, projects and seeks.

In making these statements, we disclaim any intention or obligation to address or update each factor in future filings or communications regarding our business or results, and we do not undertake to address how any of these factors may have caused changes to discussions or information contained in previous filings or communications. In addition, any of the matters discussed below may have affected our past results and may affect future results, so that our actual results may differ materially from those expressed here and in prior or subsequent communications.

We experienced significant losses in fiscal year 2000 related to the restructuring of our Texas operations and may incur additional losses in the future. We incurred net losses of approximately $199.9 million for the year ended December 31, 2000 and $4.6 million for the year ended December 31, 1999. We recorded significant goodwill and fixed asset impairment costs in connection with restructuring plans we adopted and announced in the first and second quarters of 2000 related primarily to our Texas operations. While we are hopeful that our strategic action plans to turn around the Texas operations will succeed, there can be no assurance that this restructuring will lead to profitability.

If we are unable to comply with the terms of our credit facility, our borrowing costs could increase and if we cannot refinance or pay the outstanding indebtedness under the credit facility at maturity, our business could be adversely affected. On October 31, 1998, we obtained a $200 million credit facility that required us to comply with certain financial ratio covenants. Due to the significant losses sustained in the quarter ended June 30, 2000, we were not in compliance with the financial covenants. We entered into an amended $185 million credit facility with the banks on December 15, 2000. As of December 31, 2000, the credit facility was reduced to $135 million as a result of our payment of $50 million that we received from the sale and leaseback of the majority of our administrative and clinical properties in Las Vegas in December 2000 and we were in compliance with the new financial covenants. We are required to make semi-annual principal payments, ranging from $2 million to $10 million, on the credit facility starting in June 2001. These payments result in permanent reductions in the size of the credit facility. There is no assurance that we will be able to obtain future waivers if we are unable to meet the covenant requirements or to cure a default on a timely basis. Failure to obtain a waiver or to cure a default on a timely basis could result in significantly higher borrowing costs and/or a demand for payment of the principal. The credit facility matures on September 30, 2003 and there is no assurance that we can successfully refinance or pay this debt when it matures. In addition, the loans bear interest at a fluctuating rate, which could result in significantly higher borrowing costs.

If CII Financial is unable to refinance its outstanding convertible subordinated debentures, we may not be able to prevent a default when the debentures mature in September 2001. Our wholly-owned subsidiary, CII Financial, Inc., or CII, had outstanding convertible subordinated debentures totaling $47.0 million at December 31, 2000. These debentures mature on September 15, 2001 and are general unsecured obligations of CII only. Sierra has not directly assumed or guaranteed the repayment of the debentures and is limited by our bank credit facility in purchasing these debentures or providing funds to CII. CII became a guarantor of our credit facility debt in the third quarter of 2000 and the debentures are subordinated to our borrowings under the credit facility. CII is a holding company and its only significant asset is its investment in California Indemnity Insurance Company. CII has limited sources of cash and is dependent upon dividends from California Indemnity. The payment of dividends or other distributions by California Indemnity are regulated by the California Insurance Code. Under current regulations, California Indemnity could pay $174,000 in dividends to CII in 2001 without prior approval by the California Department of Insurance. CII does not expect to have readily available funds to pay the debentures when they mature. In December 2000, CII commenced an exchange offer in which it is offering to exchange all of the debentures for cash or new debentures. On March 16, 2001, CII announced that the interest payment on the debentures due March 15, 2001 was not being paid. There is a 30-day grace period on the payment of interest before there is a default. As of March 20, 2001, the registration statement pertaining to the exchange offer had not yet become effective and CII is negotiating with a group of institutional holders of the debentures. There can be no assurance that CII will be successful in refinancing these debentures or that we will be in a position to prevent a default when the debentures mature.

If our reinsurers do not perform their obligations, we would experience significant losses.
Reinsurance contracts do not relieve us from our obligations to enrollees or policyholders. At December 31, 2000, we had over $253 million in reinsurance recoverable. We evaluate the financial condition of our reinsurers to minimize our exposure to significant losses from reinsurer insolvencies. At December 31, 2000, all of our reinsurers were rated A- or better by the A.M. Best Company. Should these companies be unable to perform their obligations to reimburse us for ceded losses, we could experience significant losses.

Our reinsurance coverage for workers' compensation policies issued after June 30, 2000 has a much higher retention of liability, and covers claims in excess of $250,000 per occurrence, compared to our former retention that had a maximum retention of liability of $17,000 per occurrence. As a result, we must pay a substantially higher portion of each claim before we have recourse to our reinsurers. In making this change, we expect an increase in premiums retained after reinsurance, an increase in investment income over time and an increase in our net loss ratio. If the increase in our net losses and loss adjustment expenses is greater than the offsetting increase in earned premiums and investment income, then the earnings of our workers' compensation operating segment could be adversely affected.

If the competitive environment in California continues to adversely affect our premiums on workers' compensation insurance policies, our profitability will be adversely affected. There has been intense price competition in California since that state replaced its minimum rate law with an open rating premium law in 1995, which has resulted in substantial reductions in premium rates. This price competition has affected and could continue to affect our profitability. Many of our competitors are larger and have significantly greater resources than we do. Continued price competition could reduce our profitability and may reduce the earnings of our workers' compensation insurance subsidiaries.

Our premium rates in California began to increase toward the end of 1999 and continued to show an increasing upward trend throughout 2000. While this is a material positive change, we believe that premium rates may still be below those charged prior to the advent of open rating in 1995. The average premium rate increase on California renewing policies was 26% for the year ended December 31, 2000 and averaged 36% in the last half of the year. For the first two months of 2001, we had an average premium rate increase of 42% on renewing California policies. There can be no assurance that these rate increases will continue or that they are enough to enable us to report a profit for our workers' compensation operating segment.

Although we intend to underwrite each account taking into consideration the insured's risk profile, prior loss experience, loss prevention plans and other underwriting considerations, there can be no assurance that, even with the premium rate increases, we will be able to operate profitably in the California workers' compensation market. In addition, there is no assurance that future workers' compensation legislation will not be adopted in California or other states which might adversely affect our results of operations.

If we incur adverse development in our health care payables and workers' compensation loss and loss adjustment expense reserves, our profitability could be materially affected. In 1999 and 2000, the reserves that we established for prior periods for both our health care payables and workers' compensation loss and loss adjustment expense reserves developed adversely or higher than what we had originally estimated. The health care payables had adverse development of $11.2 million in 1999 and $30.5 million in 2000. The workers' compensation loss and loss adjustment expense reserves had net adverse development of $9.9 million in 1999 and $23.3 million in 2000. We establish reserves for these operating segments using actuarial projections, which are based, in part, on actual historical data and assumptions regarding future trends. Given the uncertainties that are inherent in making actuarial projections, a range of possible results are produced and we record reserves based on our best judgment of what we believe to be an appropriate amount. While we believe that our reserves are adequate, we may incur adverse loss development in the future that could materially affect our results of operations or financial position.

We depend on key enrollment contracts and changes in or the termination of these contracts could adversely affect our revenues. A significant portion of our total revenues come from our contract with the Health Care Financing Administration, or HCFA, to provide health care services to Medicare enrollees. Our contract with HCFA is subject to annual renewal at the election of HCFA and requires us to comply with federal health maintenance organization, or HMO, and Medicare laws and regulations and may be terminated if we fail to comply. The termination of our Medicare contract could have a material adverse effect on our business. In addition, there have been, and we expect that there will continue to be, a number of legislative proposals to limit Medicare reimbursements, which could adversely affect our profitability. Future levels of funding of the Medicare program by the federal government cannot be predicted with certainty.

Effective November 1, 1996, our wholly-owned subsidiary, Health Plan of Nevada, Inc., entered into a Social HMO demonstration program contract with HCFA pursuant to which a large portion of our Nevada Medicare risk enrollees receive certain expanded benefits. We receive additional revenues for providing these expanded benefits and they are determined based on health risk assessments that have been, and will continue to be, performed on our eligible Medicare risk members. HCFA might consider adjusting the reimbursement factor for the Social HMO members in the future. At this time however, there can be no assurance as to what the final per member reimbursement will be or that the Social HMO contract will be renewed beyond 2003. If the reimbursement for these members decreases significantly and the related benefit changes are not made timely, there could be a material adverse effect on our profitability.

Changes in our mix of HMO and managed indemnity business can affect our profitability. If more employers switch to self-funded health plans or health products with higher medical care ratios, then our profitability could be adversely affected. There can be no assurance that we will be able to continue to renew existing members and attract new members. Our ability to obtain and maintain favorable group benefit agreements with employer groups can also affect our profitability. The agreements are generally renewable on an annual basis but are subject to termination on 60 days' prior notice. Although no employer group accounts for more than 2% of our total revenues, the loss of one or more of the larger employer groups could have a material adverse effect upon our business.

For the year ended December 31, 2000, military contract revenue represented approximately 24% of our revenue. The termination of the TRICARE contract would have a material adverse effect on our business. In addition, we have contracts to provide health care services to federal employees. The rates charged for such services are subject to annual reviews and retroactive adjustments, which could adversely affect our profitability.

To be profitable, we must obtain adequate premiums to keep pace with rising medical costs.
For the year ended December 31, 2000, approximately 62% of our total revenues were medical premiums, including capitation payments from HCFA, which represent fixed monthly payments for each person enrolled in our health care plans. If we are unable to obtain adequate premiums because of competitive or regulatory considerations, we could incur decreased profit margins or significant losses. For the year ended December 31, 2000, approximately 39% of our medical premium revenues were paid by the federal government in connection with the Medicare program. To the extent Medicare premium rates do not keep pace with rising medical costs, our profitability could be materially adversely affected. Historically, annual rate increases were capped by legislation in 1997 to a maximum of 2%. Legislation enacted in 2000 will increase our Medicare rates by a minimum of 1% effective March 1, 2001. Our Medicare programs are subject to certain additional risks compared to commercial health care programs, such as higher medical costs and higher levels of utilization. While we attempt to base commercial premiums at least in part on estimates of future health costs, many factors, such as those discussed above, may cause actual health care costs to exceed those cost estimates reflected in premiums charged.

We also participate in the Nevada Medicaid program. Similar to the federal Medicare program, the state government determines the premium levels it will pay. If the state government reduces the premium levels or does not increase premiums to keep pace with our cost increases and we are unable to offset them with changes in benefit plans, then our profitability could be adversely affected.

If we are unable to accurately predict future health care costs and manage these costs, our profitability could be adversely affected. Much of our medical premium revenue is determined in advance of the actual delivery of services and related costs incurred. Our profitability will continue to be dependent, in large part, on our ability to predict and maintain effective management over health care costs through, among other things, appropriate benefit design, utilization review and case management programs and our contracting arrangements with providers, while providing members with quality health care. Factors such as utilization, new technologies and changing health care practices, hospital costs, pharmacy costs, inflation, epidemics, new mandated benefits or additional regulations, inability to establish acceptable contracting arrangements with providers and numerous other factors may affect our ability to manage such costs. There can be no assurance that we will be successful in predicting or mitigating the effect of any of these factors.

The costs of pharmaceutical products and services have increased faster than the costs of other medical products and services. Although we attempt to effectively manage the pharmacy costs for our HMOs and PPOs, there can be no assurances that we will be able to do so in the face of rapidly rising prices. Also, statutory and regulatory changes may significantly alter our ability to manage pharmaceutical costs through restricted formularies of products available to our health plan members.

Medical costs payable reflected in our financial statements include reserves for incurred but not reported claims, or IBNR. We estimate the IBNR using standard actuarial methodologies based upon historical data including the average interval between the date services are rendered and the date claims are paid, expected medical cost inflation and utilization, seasonal patterns and fluctuations in membership. The adequacy of the reserve estimates, which are to a large degree based on judgment, are sensitive to our growth and changes in utilization costs, claims payment patterns and medical cost trends, all of which may affect our ability to rely on historical information in making IBNR reserve estimates. Adverse development of medical cost trends and claim payment patterns from the assumptions used to estimate reserves could cause these reserves to change in the near term. We believe that our reserves for IBNR have been fairly estimated; however, there can be no assurance as to the ultimate accuracy or completeness of such estimates or that adjustments to reserves will not cause volatility in our results of operations.

If we are unable to contract favorably with health care providers, our profitability could be adversely affected. Our profitability is dependent, in large part, on our ability to contract favorably with hospitals, physicians and other health care providers. Our contracts with primary providers are generally renewable annually, but certain contracts may be terminated on 90 days' prior written notice by either party. There can be no assurance that we will be able to continue to renew such contracts or enter into new contracts enabling us to service our members profitably. We expect that we will be required to expand our health care provider network in order to service membership growth adequately; however, there can be no assurance that we will be able to do so on a timely basis or under favorable terms.

We believe that we have a favorable contract with a major Las Vegas hospital company. Due to a shortage of available beds at their facilities, we have had to place our members in other facilities, at a higher cost to us. Should this shortage of hospital beds extend over a long period of time, our profitability will be adversely impacted.

Our business could be materially adversely affected if the providers we contract with under a capitated or discounted fee-for-service arrangement are unable to provide the contracted services. We contract with hospitals, physicians and other providers of health care and administrative services under capitated or discounted fee-for-service arrangements. Capitated providers are at risk for the cost of medical care and administrative services provided to our enrollees in the relevant geographic areas; however, we are ultimately responsible for the provision of services to our enrollees should the capitated provider be unable to provide the contracted services. The inability of our capitated providers to provide the contracted service could have a material adverse effect on our business.

Our business is subject to substantial government regulation and the impact of this regulation may increase our exposure to lawsuits and/or penalties or other regulatory actions for non-compliance or may otherwise adversely affect our business. The health care industry in general, and HMOs and health insurance companies in particular, are subject to substantial federal and state government regulation. In addition, our workers' compensation insurance subsidiaries are subject primarily to state government regulation. These regulations, which may increase our exposure to lawsuits and/or penalties or other regulatory actions for non-compliance, include, but are not limited to: cash reserves; minimum net worth; licensing requirements; approval of policy language and benefits; claims payment practices; mandatory products and benefits; provider compensation arrangements; patient confidentiality; premium rates; medical management tools; dividend payments; and periodic examinations by state and federal agencies. As a result, a portion of our HMOs' and insurance companies' cash is essentially restricted by various state regulatory or other requirements limiting certain of our subsidiaries' cash to use within their current operations. State and federal government authorities are continually considering changes to laws and regulations that may affect us. Many states in which we operate are currently considering regulations relating to mandatory benefits, provider compensation, disclosure and composition of physician networks. If such regulations were adopted by any of the states in which we operate, our business could be materially adversely affected.

As a result of the continued escalation of health care costs and the inability of many individuals to obtain health care insurance, numerous proposals relating to health care reform have been or may be introduced in the United States Congress and state legislatures. Any proposals affecting underwriting practices, limiting rate increases, requiring new or additional benefits or affecting contracting arrangements (including proposals to require HMOs and preferred provider organizations, or PPOs, to accept any health care providers willing to abide by an HMO's or PPO's contract terms), may make it more difficult for us to control medical costs and could have a material adverse effect on our business.

The Health Insurance Portability and Accountability Act, or HIPAA, privacy standards for individually identifiable health information, or privacy rules, may require us to establish stringent, and potentially costly, procedures to protect an individual's health information. This will also apply to health information we disclose to our business partners who provide health care to our members and enrollees. Violations of these rules can result in significant penalties. The implementation of the HIPAA privacy rules are scheduled to be effective in April 2003. At this time, we cannot quantify the cost of compliance or the impact it will have on our business. There can be no assurance that the costs to implement and to comply will not adversely affect our operating results or financial condition.

In addition to applicable laws and regulations, we are subject to various audits, investigations and enforcement actions. These include possible government actions relating to ERISA, which regulates insured and self-insured health coverage plans offered by employers; the Federal Employees Health Benefit Plan; HCFA, which regulates Medicare programs; federal and state fraud and abuse laws; and laws relating to utilization management and the delivery of health care and the timeliness of payment or reimbursement. Any such government action could result in assessment of damages, civil or criminal fines or penalties, or other sanctions, including exclusion from participation in government programs. In addition, disclosure of any adverse investigation, audit results or sanctions could negatively affect our reputation in various markets and make it more difficult for us to sell our products and services.

Under the "corporate practice of medicine" doctrine, in most states, business organizations, other than those authorized to do so, are prohibited from providing, or holding themselves out as providers of, medical care. Some states, including Nevada, exempt HMOs from this doctrine. The laws relating to this doctrine are subject to numerous conflicting interpretations. Although we seek to structure our operations to comply with corporate practice of medicine laws in all states in which we operate, there can be no assurance that, given the varying and uncertain interpretations of those laws, we would be found to be in compliance with those laws in all states. A determination that we are not in compliance with applicable corporate practice of medicine laws in any state in which we operate could have a material adverse effect on us if we were unable to restructure our operations to comply with the laws of that state.

Changes in economic conditions can lead to reduced revenues and higher costs, which could adversely impact our profitability. Approximately 58% of our health care premium revenue is derived from commercial group business. Severe economic downturn conditions could result in employers reducing or eliminating health care benefits for their employees. If we cannot reduce our own operating costs on a timely basis, our profitability can be adversely impacted. Our workers' compensation operating segment derives its premium revenues as a factor of the insured employers' payroll dollars. Layoffs and other employment actions which reduce payroll dollars could result in lower specialty product revenue. Changes in market interest rates can affect the amount of investment income we earn and the amount of realized and unrealized gains and losses in our investment portfolio. Changes in the costs to provide health care and at-risk military health care services, workers' compensation claims and general and administrative costs could result in lower profitability. Changes in our borrowing rate can affect the amount of interest expense we pay on our credit facility debt and impact our profitability.

The competitive environment in which we operate may make it difficult for us to increase or maintain the premiums we charge or adversely impact our ability to manage costs effectively. Managed care companies and HMOs operate in a highly competitive environment. We have numerous types of competitors, including, among others, other HMOs, PPOs, self-insured employer plans and traditional indemnity carriers, many of which have substantially larger total enrollments, greater financial resources and offer a broader range of products than we do. We have encountered the effects of increased competition in the Nevada and Texas markets. Certain competitive pressures have limited our ability to increase or in some instances maintain the premiums charged to certain employer groups. Our inability to manage costs effectively may have an adverse impact on our future results of operations by reducing profit margins. In addition, competitive pressures may also result in reduced membership levels or decreasing profit margins and there can be no assurance that we will not incur increased pricing and enrollment pressure from local and national competitors.

Our workers' compensation operating segment also faces competition from much larger insurance companies and state funds, who have been in business longer, offer more diversified lines of insurance coverage, and have greater financial resources and distribution capability than us.

Since our business is concentrated geographically, adverse changes in the areas in which we operate could significantly impact our profitability. The majority of our HMO operations are concentrated in southern Nevada and in the Dallas/Fort Worth area of Texas. Any adverse economic, regulatory or other developments that may occur in Nevada or Texas may negatively impact our operations and financial condition. In the past, we have attempted to expand our operations outside of southern Nevada. These activities have met with limited success and, in some cases, resulted in our incurring significant losses. The Kaiser-Texas acquisition has resulted in significant operating losses and we have incurred a substantial debt balance to fund this acquisition and its operating losses. Although we believe that we have materially corrected our Texas operating problems and are now more experienced, we may incur additional losses in Texas and any future expansions into other regions may not be successful.

If we fail to qualify for the Nevada home office tax credit, our tax costs will increase.
Under existing Nevada law, a 50% premium tax credit is generally available to HMOs and insurers that own and substantially occupy home offices or regional home offices within Nevada. In connection with the settlement of a prior dispute concerning the premium tax credit, the Nevada Department of Insurance acknowledged in November 1993 that our HMO and insurance subsidiaries met the statutory requirements to qualify for this tax credit. We intend to take all necessary steps to continue to comply with these requirements. The elimination or reduction of the premium tax credit, or our failure to qualify for the premium tax credit, would have a material adverse effect on our results of operations.

We are subject to litigation in the ordinary course of our business. Our insurance may not cover all our liabilities and the cost of obtaining the insurance coverage may become unreasonable. We are and will continue to be subject to certain types of litigation, including medical malpractice claims and disputes pertaining to our contracts and other arrangements with providers, employer groups and their employees and individual members. We maintain general and professional liability, property and fidelity insurance coverage and our multi-specialty medical group maintains excess malpractice insurance for the providers presently employed by the group. Additionally, we require all of our other independently contracted provider physician groups, individual practice physicians, specialists, dentists, podiatrists and other health care providers (with the exception of certain hospitals which are self-insured) to maintain professional liability coverage. We may incur losses not covered by insurance, beyond the limits of our insurance coverage for our affiliates' employed physicians and staff, for acts or omissions by other independent providers who do not carry sufficient malpractice coverage or for other acts or omissions. In addition, punitive damage awards are generally not covered by insurance. Although we believe that we currently carry adequate insurance, no assurance can be given that our insurance coverage will be adequate in amount or type, will be available in the future or that the cost of such insurance will be reasonable.

Any difficulty associated with or failure of our management information systems could have a material adverse effect on our business. Our management information systems are critical to our current and future operations. The information gathered and processed by our management information systems assists us in, among other things, pricing our services, monitoring utilization and other cost factors, processing provider claims, providing bills on a timely basis and identifying accounts for collection. We regularly modify our management information systems. Any difficulty associated with or failure of these systems, or any inability to expand processing capability or to develop and maintain networking capability, could have a material adverse effect on our business.

A rating downgrade from credit agencies or insurance rating agencies could reflect negatively on our reliability and make it more difficult for us to borrow funds or to compete with other health care or workers' compensation insurance companies. Certain of our subsidiaries are subject to scrutiny by various credit agencies such as Standard & Poor's and Moody's, insurer rating agencies such as the A.M. Best Company and Fitch IBCA, Duff & Phelps, as well as health care rating agencies that rate the quality of service to members such as the National Committee for Quality Assurance, or NCQA. Currently, Health Plan of Nevada has an Accreditation rating from NCQA. Texas Health Choice, or TXHC, had an accredited rating from NCQA that expired in April 2000. We voluntarily postponed our accreditation renewal process for TXHC and a scheduled site examination visit of TXHC by the NCQA in the second quarter of 2000 was cancelled. We expect to reschedule the site examination visit in early 2002, depending upon the NCQA's availability. A negative rating, or the lack of rating from such agencies, could have an adverse effect on our ability to borrow funds or to compete with other health care or workers' compensation insurance companies in attracting members and selling policies and, ultimately, adversely affect our earnings and share price.

If our TRICARE contract is terminated or modified by the Department of Defense, or if health care expenses exceed contractual levels, or if adjustments to contractual reimbursements vary significantly from our expectations, our business could be materially adversely affected.
During the third quarter of 1997, our wholly-owned subsidiary, Sierra Military Health Services, Inc., was notified that it had been awarded a multi-year TRICARE managed care support contract by the Department of Defense, or DoD, to
serve  TRICARE-eligible   beneficiaries  in  Region  1.  This  region  includes
approximately 621,000 TRICARE beneficiaries in 13 northeastern states and the District of Columbia. We began health care delivery under this contract on June 1, 1998. The contract contains five option periods. While we expect to begin our fourth option period on June 1, 2001, the contract may not be renewed for the fifth option year.

We subcontract for health care delivery, including some of the risk, for parts of the TRICARE contract. TRICARE contracts are generally issued at low profit margins. There can be no assurance that health care expenses or administrative expenses will not exceed contractual levels, which could have a material adverse effect on our results of operations, liquidity and financial condition.

In addition, the DoD has the unilateral right to modify or change the contract to increase or decrease specifications and associated workload. We incur costs and cash outflow related to these change orders (and recognize revenue using a percentage-of-completion method of accounting) long before final negotiations and payment from DoD. As a result, we could experience health care revenue or administrative revenue reduction adjustments or delayed payments for prior periods, which could have a material adverse effect on our results of operations, liquidity and financial condition.

We estimate and record revenues earned in part based on preliminary statistical data provided by the DoD that estimates the beneficiary population currently eligible to utilize our services. As the DoD and we continue to gather and analyze this data, adjustments to previously estimated revenues may be necessary. These adjustments could have a material adverse effect on our results of operations and financial condition.

Finally, we receive monthly cash payments equivalent to one-twelfth of our annual contractual price with DoD. We accrue health care revenue on a monthly basis for any monies owed above our monthly cash receipt, based on the number of estimated at-risk eligible beneficiaries and the estimated level of military direct care system utilization. The contractual bid price adjustment process serves to adjust the DoD's monthly payments to us, because these payments are based in part on 1996 DoD estimates for: beneficiary population, beneficiary population baseline health care cost, inflation and military direct care system utilization. As actual information is made available for the above items, quarterly adjustments are made to our monthly health care payment in addition to lump sum adjustments for past months. As a result of this "true-up" process, our business and cash flows could be adversely affected if the timing and/or amount of these reimbursements should significantly vary from our expectations.

If we are named as a defendant in managed health care class action lawsuits, our results of operations, liquidity and financial position may be adversely affected.
A number of companies in the managed health care industry have become involved in several class action lawsuits targeting the conduct of business by managed health care companies. These complaints seek various forms of relief for alleged violations of the Employee Retirement Income Security Act of 1974, the Racketeering Influenced and Corrupt Organizations Act and for alleged misrepresentations and omissions relating to the adequacy of disclosures of providers' compensation arrangements in literature that is made available to actual or prospective members. We are currently not the target of any such class action. There can be no assurance that we will not be named in this kind of lawsuit or that the effect of such a lawsuit will not have a material adverse impact on our results of operations, liquidity or financial position.

Power interruptions due to power shortages in California and the increasing power costs could impact our operations. The centralized computer system for our workers' compensation operating segment is located in Northern California and was shut down for a short period of time due to a power outage. Our computer system is supported by an uninterrupted power source that can provide up to ninety minutes of battery power; however, it does require twelve hours to recharge after each use. We are upgrading the uninterrupted power source to provide up to three hours of battery power. In the event a power outage occurs which lasts longer, we may experience data corruption with respect to the claims and policy information being used at the time the system shuts down. In addition, our employees in all states would be prevented from accessing the claims and policy processing systems while the system is shut down.

Electrical power costs in general, and especially in Nevada and California, are increasing at a higher rate than the consumer price index. Higher power costs could adversely affect our operations and profitability.

We depend on our management for our success and the loss of our founder, Chairman of the Board and Chief Executive Officer could have a material adverse effect on our business. Our success has been dependent to a large extent upon the efforts of Anthony M. Marlon, M.D., our founder, Chairman of the Board and Chief Executive Officer, who has an employment agreement with us. Although we believe that the development of our management staff has made us less dependent on Dr. Marlon, the loss of Dr. Marlon could still have a material adverse effect on our business.

We are expanding our Internet e-business services while government regulation of security and privacy is increasing. Failure to comply with applicable regulations may adversely affect our ability to expand e-business services. We are implementing strategies to use the Internet to process certain transactions with our members and enrollees, providers, customers, brokers and employees. Federal and state laws, such as HIPAA, are increasing regulatory oversight of communications and transactions processed on the Internet. There can be no assurance that the encryption and other security measures we have are adequate to prevent unauthorized uses of our web site. Failure to comply with applicable regulations may adversely affect our ability to expand our e-business services.

The price of our common stock has been volatile and we cannot assure you as to the price at which our common stock will trade in the future. There has been significant volatility in the market prices of securities of companies in the health care industry, including the price of our common stock. Many factors, including medical cost increases, research analysts' comments, announcements of new legislative and regulatory proposals or laws relating to health care reform, investor expectations, the trading volume of our common stock, litigation and general economic and market conditions, will influence the trading price of our common stock. Accordingly, there can be no assurance as to the price at which our Common Stock will trade in the future.

We do not plan on paying dividends on our common stock for the foreseeable future.

We have not paid or declared any cash dividends on our common stock since inception and we anticipate that future earnings will be retained to finance the continuing development of our business for the foreseeable future.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SIERRA HEALTH SERVICES, INC.
                                      -------------------------------------
                                                 (Registrant)

Date:  March 20, 2001                       /S/ PAUL H. PALMER
                                      ---------------------------
                                           Paul H. Palmer
                                           Vice President
                                           Chief Financial Officer and Treasurer
                                           (Chief Accounting Officer)